NEWS RELEASE
NETGEAR, INC.

NETGEAR® REPORTS SECOND QUARTER 2007 RESULTS

    Second quarter 2007 net revenue increased to $164.3 million, 26% year-over-year growth
    Second quarter 2007 non-GAAP net income increased to $13.7 million, as compared to $10.5 million in the comparable prior year quarter, 30% year-over-year-growth
    Second quarter 2007 non-GAAP diluted earnings per share of $0.38, as compared to $0.30 in the prior year quarter, 27% year-over-year growth
    Company expects third quarter 2007 net revenue to be in the range of $178.0 million to $182.0 million, with non-GAAP operating margin in the range of 11.0% to 12.0%

SANTA CLARA, California - July 26, 2007 - NETGEAR, Inc. (NASDAQGM: NTGR), a worldwide provider of technologically advanced, branded networking products, today reported financial results for the second quarter ended July 1, 2007.

Net revenue for the second quarter ended July 1, 2007 was $164.3 million, a 26% increase as compared to $130.7 million for the second quarter ended July 2, 2006, and a decline of 5% as compared to $173.6 million in the first quarter of 2007. Net income, computed in accordance with GAAP, for the second quarter of 2007 was $6.1 million, or $0.17 per diluted share. This net income was a decrease of 38% compared to net income of $9.8 million for the second quarter of 2006 and a decrease of 56% compared to net income of $14.0 million in the first quarter of 2007. Diluted earnings per share, computed in accordance with GAAP, was $0.29 for the second quarter of 2006 and $0.40 for the first quarter of 2007.

Gross margin on a non-GAAP basis in the second quarter of 2007 was 35.5%, as compared to 34.8% in the year ago comparable quarter, and 34.7% in the first quarter of 2007. Non-GAAP operating margin was 11.2% in the second quarter of 2007, as compared to 11.2% in the second quarter of 2006, and 12.3% in the first quarter of 2007. In the second quarter of 2007, non-GAAP operating expenses were 24.2% of net revenue, as compared to 23.6% in the year ago comparable quarter, and 22.4% in the prior quarter.

Net income on a non-GAAP basis for the second quarter of 2007 was $13.7 million, a 30% increase compared to non-GAAP net income of $10.5 million for the second quarter of 2006, and a 12% decrease compared to non-GAAP net income of $15.6 million for the first quarter of 2007. Non-GAAP net income was $0.38 per diluted share in the second quarter of 2007, compared to $0.30 per diluted share in the second quarter of 2006 and $0.44 per diluted share in the first quarter of 2007. Non-GAAP net income for the second quarter of 2007 excludes $4.6 million of adjustments related to amortization of purchased intangibles and in-process research and development, $814,000 of impact to cost of sales from purchase accounting adjustments to inventory and $179,000 in acquisition related retention bonuses, net of taxes, related to our recent acquisitions. Non-GAAP net income for the second quarter of 2007 also excludes non-cash, stock-based compensation, net of tax, of $1.9 million. Non-GAAP net income for the second quarter of 2006 excludes non-cash, stock-based compensation, net of tax, of $622,000. Non-GAAP net income for the first quarter of 2007 excludes $254,000 of adjustments related to amortization of purchased intangibles and acquisition related retention bonuses, net of taxes, and also excludes non-cash, stock-based compensation, net of tax, of $1.3 million. The accompanying schedules provide a reconciliation of net income computed on a GAAP basis to net income computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, "Product-wise, we continue to see increased adoption of our 802.11n based products. Among the 13 new products introduced in the second quarter of 2007, notable launches included the ProSafe® Smart Wireless Switches, the 2-in-1 Powerline Network Extender that adds Powerline networking capability to an existing NETGEAR wireless or wired router, the Power over Ethernet Layer 3 10/100 stackable switch, and the VPN DSL modem router firewall. Additionally, we acquired privately-held Infrant Technologies, which expanded our product portfolio with 5 new models and a full pipeline of products for the next 12 months. This acquisition accelerates NETGEAR's participation in the expanding market for networked storage based on NAS technology. The addition of Infrant's seasoned team forms a dedicated world-class group focused on delivering storage products for the SMB and professional home users. Finally, revenue from service providers accounted for approximately 24% of total revenue in the second quarter of 2007 as compared to 21% of total revenue in the first quarter of 2007, and 15% in the second quarter of 2006."

Christine Gorjanc, Chief Accounting Officer of NETGEAR, said, "We ended the second quarter of 2007 with inventory at $85.6 million, compared to $68.4 million at the end of the first quarter 2007, and $69.3 million at the end of the second quarter of 2006. Ending inventory turns were 5.1, compared to 6.6 at the end of the first quarter of 2007, and 4.9 at the end of the second quarter of 2006. Days sales outstanding (DSO) were 75 in the second quarter of 2007, compared to 65 days in the first quarter of 2007 and 74 days in the second quarter of 2006. Cash and short-term investments were $155.8 million at the end of the second quarter of 2007, reflecting our $60.0 million cash acquisition of Infrant Technologies in the quarter; this compares to a balance of $216.2 million at the end of the first quarter of 2007, and $158.9 million at the end of the second quarter of 2006. Deferred revenue increased to $8.7 million at the end of the second quarter of 2007 as compared to deferred revenue of $5.8 million at the end of the first quarter of 2007 and $6.9 million at the end of the second quarter of 2006."

The U.S. retail channel inventory ended the second quarter of 2007 at 11.3 weeks compared to 13.3 weeks in the second quarter of 2006 and 10.4 weeks in the first quarter of 2007. U.S. distribution channel inventory ended the second quarter of 2007 at 5.2 weeks, as compared to 4.7 weeks in the second quarter of 2006, and 4.4 weeks in the first quarter of 2007. European distribution channel inventory ended the second quarter of 2007 at approximately 4.8 weeks, as compared to approximately 6.1 weeks in the second quarter of 2006 and 5.0 weeks in the first quarter of 2007. Asia Pacific distribution channel inventory ended the second quarter of 2007 at approximately 4.6 weeks, as compared to approximately 5.1 weeks in the second quarter of 2006, and 5.1 weeks in the first quarter of 2007.

Net revenue by geography comprises gross revenue less such items as marketing incentives paid to customers, sales returns and price protection. The following table shows net revenue by geography for the periods indicated:

Net revenue by geography:
	Three months ended
	July 1, 2007		July 2, 2006		April 1, 2007
North America	$61,787	38%	$56,525	43%	$66,059	38%
Europe, Middle-East and Africa	$85,155	52%	59,843	46%	92,552	53%
Asia Pacific	$17,333	10%	14,370	11%	14,961	9%
	$164,275	100%	$130,738	100%	$173,572	100%

Looking forward, Mr. Lo added, "We experienced difficulties in overcoming the seasonal weakness in the second quarter, which challenged our revenue achievement and our operating margin. Now as we begin the traditionally stronger second half of the year, we believe our new product line-up and expected gains from our acquisitions should allow us to capture the seasonal uplift relative to our second quarter level. Our focus remains on executing our strategy which is continuous growth through the expansion in product line-up, channel penetration, and entry into new geographic markets. We expect the seasonally strong third quarter net revenue to be approximately $178.0 million to $182.0 million, with non-GAAP operating margin in the range of 11.0% to 12.0%. Finally, we expect the non-GAAP effective tax rate to be approximately 36.5%."

Investor Conference Call / Webcast Details

NETGEAR will review the second quarter and 2007 results and discuss management's expectations for the third quarter of 2007 today, Thursday, July 26, 2007 at 5 p.m. EDT (2 p.m. PDT). The dial-in number for the live audio call is (201) 689-8560. A live webcast of the conference call will be available on NETGEAR's website at www.netgear.com. A replay of the call will be available 2 hours following the call through midnight EDT (9 p.m. PDT) on Thursday, August 2, 2007 by telephone at (201) 612-7415 and via the web at www.netgear.com. The account number to access the phone replay is 3055 and the conference ID number is 246520.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) designs technologically advanced, branded networking products that address the specific needs of small and medium business and home users. The Company's product offerings enable users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. NETGEAR is headquartered in Santa Clara, Calif. For more information, visit the company's Web site at http://www.netgear.com or call (408) 907-8000.

© 2007 NETGEAR, Inc. NETGEAR, the NETGEAR logo and ProSafe are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. Information is subject to change without notice. All rights reserved. Maximum wireless signal rate derived from IEEE Standard 802.11 specifications. Actual data throughput will vary. Network conditions and environmental factors, including volume of network traffic, building materials and construction, and network overhead, lower actual data throughput.

Contact:
David Pasquale Executive Vice President, Investor Relations The Ruth Group (646) 536-7006 dpasquale@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements represent NETGEAR, Inc.'s expectations or beliefs concerning future events and include statements, among others, regarding NETGEAR's expected revenue, earnings, operating income and tax rate on both a GAAP and non-GAAP basis, anticipated new product offerings, current and future demand for the Company's existing and anticipated new products, willingness of consumers to purchase and use the Company's products, and ability to increase distribution and market share for the Company's products domestically and worldwide. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR's customers. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors," pages 20 through 29, in the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2007, filed with the Securities and Exchange Commission on May 11, 2007. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain expenses and tax benefits we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

- Tables Attached -

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	July 1,	July 2,	July 1,	July 2,
	2007	2006	2007	2006

Net revenue	$ 164,275	$ 130,738	$ 337,847	$ 257,997
Cost of revenue	108,321	85,361	221,863	168,072
Gross profit	55,954	45,377	115,984	89,925

Operating expenses:
Research and development	6,909	3,989	13,065	8,521
Sales and marketing	28,421	22,740	56,247	43,422
General and administrative	6,948	4,991	13,862	9,414
In-process research and development	4,100	-	4,100	-

Total operating expenses	46,378	31,720	87,274	61,357
Income from operations	9,576	13,657	28,710	28,568
Interest income	2,193	1,739	4,564	3,341
Other income	1,148	852	1,420	921
Income before income taxes	12,917	16,248	34,694	32,830
Provision for income taxes	6,784	6,413	14,540	13,127
Net income	$ 6,133	$ 9,835	$ 20,154	$ 19,703

Net income per share:
Basic	$ 0.18	$ 0.30	$ 0.58	$ 0.59
Diluted	$ 0.17	$ 0.29	$ 0.57	$ 0.57

Weighted average shares outstanding used to compute net income per share:
Basic	34,685	33,251	34,496	33,147
Diluted	35,827	34,484	35,609	34,293

Stock-based compensation expense was allocated as follows:
Cost of revenue	$ 155	$ 102	$ 288	$ 193
Research and development	529	193	998	394
Sales and marketing	916	303	1,538	596
General and administrative	744	413	1,367	653

NETGEAR, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding amortization of purchased intangibles, in-process research and development, acquisition related retention bonuses, impact to cost of sales from purchase accounting adjustments to inventory, and stock-based compensation, net of tax.

(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	July 1,	July 2,	July 1,	July 2,
	2007	2006	2007	2006

Net revenue	$ 164,275	$ 130,738	$ 337,847	$ 257,997
Cost of revenue	106,026	85,259	219,360	167,879
Gross profit	58,249	45,479	118,487	90,118

Operating expenses:
Research and development	6,088	3,796	11,483	8,127
Sales and marketing	27,505	22,437	54,709	42,826
General and administrative	6,204	4,578	12,495	8,761
In-process research and development	-	-	-	-

Total operating expenses	39,797	30,811	78,687	59,714
Income from operations	18,452	14,668	39,800	30,404
Interest income	2,193	1,739	4,564	3,341
Other income	1,148	852	1,420	921
Income before income taxes	21,793	17,259	45,784	34,666
Provision for income taxes	8,129	6,802	16,504	13,669
Net income	$ 13,664	$ 10,457	$ 29,280	$ 20,997

Net income per share:
Basic	$ 0.39	$ 0.31	$ 0.85	$ 0.63
Diluted	$ 0.38	$ 0.30	$ 0.82	$ 0.61

Weighted average shares outstanding used to compute net income per share:
Basic	34,685	33,251	34,496	33,147
Diluted	35,827	34,484	35,609	34,293

NETGEAR, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended			Six months ended
	July 1, 2007			July 1, 2007
	GAAP	Adjust-ments	Non-GAAP	GAAP	Adjust-ments	Non-GAAP
Net revenue	$ 164,275	$ -	$ 164,275	$ 337,847	$ -	$ 337,847
Cost of revenue	108,321	2,295	106,026	221,863	2,503	219,360
Gross profit	55,954	(2,295)	58,249	115,984	(2,503)	118,487

Operating expenses:
Research and development	6,909	821	6,088	13,065	1,582	11,483
Sales and marketing	28,421	916	27,505	56,247	1,538	54,709
General and administrative	6,948	744	6,204	13,862	1,367	12,495
In-process research and development	4,100	4,100	-	4,100	4,100	-

Total operating expenses	46,378	6,581	39,797	87,274	8,587	78,687
Income from operations	9,576	(8,876)	18,452	28,710	(11,090)	39,800
Interest income	2,193	-	2,193	4,564	-	4,564
Other income	1,148	-	1,148	1,420	-	1,420
Income before income taxes	12,917	(8,876)	21,793	34,694	(11,090)	45,784
Provision for income taxes	6,784	(1,345)	8,129	14,540	(1,964)	16,504
Net income	$ 6,133	$ (7,531)	$ 13,664	$ 20,154	$ (9,126)	$ 29,280

Net income per share:
Basic	$ 0.18		$ 0.39	$ 0.58		$ 0.85
Diluted	$ 0.17		$ 0.38	$ 0.57		$ 0.82

Weighted average shares outstanding used to compute net income per share:
Basic	34,685		34,685	34,496		34,496
Diluted	35,827		35,827	35,609		35,609

NETGEAR, INC.
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)
(Unaudited)

	Three months ended			Six months ended
	July 2, 2006			July 2, 2006
	GAAP	Adjust-ments	Non-GAAP	GAAP	Adjust-ments	Non-GAAP
Net revenue	$ 130,738	$ -	$ 130,738	$ 257,997	$ -	$ 257,997
Cost of revenue	85,361	102	85,259	168,072	193	167,879
Gross profit	45,377	(102)	45,479	89,925	(193)	90,118

Operating expenses:
Research and development	3,989	193	3,796	8,521	394	8,127
Sales and marketing	22,740	303	22,437	43,422	596	42,826
General and administrative	4,991	413	4,578	9,414	653	8,761

Total operating expenses	31,720	909	30,811	61,357	1,643	59,714
Income from operations	13,657	(1,011)	14,668	28,568	(1,836)	30,404
Interest income	1,739	-	1,739	3,341	-	3,341
Other income	852	-	852	921	-	921
Income before income taxes	16,248	(1,011)	17,259	32,830	(1,836)	34,666
Provision for income taxes	6,413	(389)	6,802	13,127	(542)	13,669
Net income	$ 9,835	$ (622)	$ 10,457	$ 19,703	$ (1,294)	$ 20,997

Net income per share:
Basic	$ 0.30		$ 0.31	$ 0.59		$ 0.63
Diluted	$ 0.29		$ 0.30	$ 0.57		$ 0.61

Weighted average shares outstanding used to compute net income per share:
Basic	33,251		33,251	33,147		33,147
Diluted	34,484		34,484	34,293		34,293

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 1,	December 31,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$ 48,492	$ 87,736
Short-term investments	107,327	109,729
Accounts receivable, net	135,796	119,601
Inventories	85,614	77,932
Deferred income taxes	14,792	13,415
Prepaid expenses and other current assets	20,713	15,946
Total current assets	412,734	424,359
Property and equipment, net	8,187	6,568
Intangibles, net	18,686	975
Goodwill	41,961	3,800
Other non-current assets	44	2,202
Total assets	$ 481,612	$ 437,904

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 34,175	$ 39,818
Accrued employee compensation	13,244	11,803
Other accrued liabilities	80,285	75,909
Deferred revenue	8,740	8,215
Income taxes payable	-	7,737
Total current liabilities	136,444	143,482
Deferred income tax liability	5,465	-
Non-current income taxes payable	6,135	-
Total liabilities	148,044	143,482
Stockholders' equity:
Common stock	34	33
Additional paid-in capital	240,234	221,487
Cumulative other comprehensive gain (loss)	22	(5)
Retained earnings	93,278	72,907
Total stockholders' equity	333,568	294,422
Total liabilities and stockholders' equity	$ 481,612	$ 437,904